CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the inclusion in this Registration Statement on Form S-1 of Enterprise GP Holdings L.P. of our reserve reports listed therein dated as of December 31, 2001, which are included in such Registration Statement of Enterprise GP Holdings L.P. to be filed with the Securities and Exchange Commission on or about April 25, 2005. We also consent to the reference to us under the heading of “Experts” in such Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/S/ FREDERIC D. SEWELL
Frederic D. Sewell
Chairman and Chief Executive Officer

Dallas, Texas

April 25, 2005